Exhibit 32.1

CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350, SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Lawrence Helson, Chief Executive Officer and Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Annual Report on Form 10-K for the year ended December 31, 2010 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of SignPath Pharma Inc.

Dated March 29, 2012

By:	/s/ Lawrence Helson
Lawrence Helson
Chief Executive Officer and Chief Financial Officer